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                                                                   Exhibit (8)-1

                           JONES, DAY, REAVIS & POGUE
                              77 West Wacker Drive
                                   Suite 3500
                            Chicago, Illinois 60601


                                August 22, 1997



KU Energy Corporation
One Quality Street
Lexington, Kentucky 40507

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of LG&E Energy Corp. ("LG&E Energy"), a Kentucky corporation, relating to the merger of KU Energy Corporation ("KU Energy"), a Kentucky corporation, with and into LG&E Energy. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Registration Statement.

     In connection with our opinion set forth in the first paragraph under the heading "SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS - Certain Federal Income Tax Consequences" and in the first paragraph under the heading "THE MERGER -- Certain Federal Income Tax Consequences -- The Merger" in the joint proxy statement and prospectus (the "Joint Proxy") that is part of the Registration Statement, we have examined the Merger Agreement, the Registration Statement and such other documents or corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that the Merger will be consummated as described in the Registration Statement and in accordance with the Merger Agreement and will be valid under applicable Kentucky law. Based on the foregoing, we hereby confirm, under current law, our opinion as set forth under the above referenced headings in the Joint Proxy, subject to the qualifications and limitations set forth therein and in so far as such opinion relates to the federal income tax consequences of the Merger to KU Energy and the holders of KU Energy Common Stock.

     We consent to the use of this opinion as Exhibit (8)-1 to the Registration Statement and to the reference to our firm, under the headings referred to above, in the Joint Proxy. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ JONES, DAY, REAVIS & POGUE